As filed with the Securities and Exchange Commission on February 28,
    1996
                                             Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             _____________________

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            DRESSER INDUSTRIES, INC.
             (Exact name of Registrant as specified in its Charter)

               Delaware                           75-0813641
         (State of incorporation)  (I.R.S. Employer Identification No.)

                                2001 Ross Avenue
                              Dallas, Texas 75201
                                 (214) 740-6000
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                               REBECCA R. MORRIS
                Vice President - Corporate Counsel and Secretary
                                2001 Ross Avenue
                              Dallas, Texas 75201
                                 (214) 740-6000
           (Name, Address, including zip code, and telephone number,
                   including area code, of agent for service)

          Approximate date of commencement of proposed sale to public:
         From time to time after the effective date of this Registration Statement as determined by market conditions

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.





         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box.
    -------
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                        CALCULATION OF REGISTRATION FEE

                                    Proposed
                                     Maximum    Proposed
       Title of          Amount     Offering     Maximum
       Securities        to be        Price     Aggregate     Amount of
         to be         Registered   Per Unit    Offering    Registration
       Registered         (1)        (2)(3)   Price (2)(3)       Fee
    ---------------  ------------   --------  ------------  ------------

    Debt Securities  $400,000,000     100%    $400,000,000   $137,931.03

    (1) In U.S. dollars or the equivalent thereof in foreign currencies or, if Securities are issued with an original issue discount, such amount as shall result in an aggregate offering price of all Securities equal to $400,000,000 and the proposed maximum offering price per security shall be correspondingly decreased.
    (2) Estimated solely for the purposes of calculating the registration fee.
    (3)  Plus accrued interest, if any, from the date of issuance.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
                           __________________________
         Pursuant to Rule 429 of the Securities Act of 1933, the Prospectus in this Registration Statement also relates to $100 million in principal amount of the Registrant's Debt Securities remaining under Registration Statement on Form S-3, No. 33-59562, which was declared effective on June 7, 1993. The amount of Debt Securities being registered, together with the remaining Debt Securities registered under Registration Statement on Form S-3, No. 33-59562, represents the maximum amount of Debt Securities which are expected to be offered for sale.

                                EXPLANATORY NOTE

         This Registration Statement contains a Prospectus relating to $500,000,000 aggregate principal amount of Debt Securities of Dresser Industries, Inc. If any Debt Securities are thereafter offered after the effectiveness of this Registration Statement, a Prospectus Supplement describing the particular terms of such Debt Securities and the offering thereof will be filed in accordance with the rules and regulations of the Securities and Exchange Commission.





                             SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED FEBRUARY 28, 1996


    PROSPECTUS



                                 $500,000,000
                            DRESSER INDUSTRIES, INC.
                                DEBT SECURITIES



         Dresser Industries, Inc. (the "Company" or "Dresser") may offer from time to time unsecured debt securities (the "Debt Securities") consisting of debentures, notes or other evidences of indebtedness with an aggregate initial offering price not to exceed $500,000,000. The Debt Securities may be offered as separate series in amounts, at prices and on terms to be determined at the time of sale. The specific designation, aggregate principal amount, rate (or method of calculation) and time of payment of interest, if any, authorized denominations, maturity, ranking, any redemption terms, any listing on a securities exchange, the initial public offering price and other specific terms in connection with the offering and sale of the Debt Securities in respect of which this Prospectus is being delivered will be set forth in an applicable Prospectus Supplement.


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The Debt Securities will be sold either through underwriters, dealers or agents, or directly by the Company. The applicable Prospectus Supplement will set forth the names of any underwriters or agents involved in the sale of the Debt Securities in respect of which this Prospectus is being delivered, the proposed amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents.

         This Prospectus may not be used to consummate sales of Debt Securities unless accompanied by a Prospectus Supplement.



         The date of this Prospectus is February 28, 1996.





                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information can be inspected and copied at the offices of the Commission, 450 5th Street, N.W., Washington, D.C. 20549, Room 1024; Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511; and Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 5th Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates. Additionally, reports, proxy statements and other information concerning Dresser can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and at the offices of the Pacific Stock Exchange, Incorporated, 301 Pine Street, San Francisco, California 94014, on which Exchanges the Company's Common Stock is listed.

         The Company has filed with the Commission a registration statement on Form S-3 (together with all amendments, supplements, and exhibits thereto, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Debt Securities offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following document, which has been filed by the Company with the Commission, is incorporated herein by reference:

         The Company's Annual Report on Form 10-K for its fiscal year ended October 31, 1995.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Debt Securities offered





    hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

         The Company will furnish without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated herein by reference (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests should be addressed to: The Secretary, Dresser Industries, Inc., P. O. Box 718, Dallas, Texas 75221, (Telephone No. 214/740-6000).

                                  THE COMPANY

         Dresser Industries, Inc., together with its subsidiaries (hereinafter "Dresser" or "Registrant" or the "Company"), is a supplier of highly engineered products, technical services and project management for hydrocarbon energy-related activities that are primarily utilized in oil and gas drilling, production and transmission; gas distribution; power generation; gas processing; petroleum refining and marketing; and petrochemical production. Demand for Dresser's products and services is generally determined by global demand for energy and oil and gas by-products. Dresser was incorporated under the laws of Delaware in 1956 as a successor to a Pennsylvania corporation organized in 1938 by the consolidation of S. R. Dresser Manufacturing Company and Clark Bros. Company. Both were carrying on businesses founded in 1880. Dresser's executive offices are located at 2001 Ross Avenue, Dallas, Texas 75201 (telephone number 214/740-6000).

                                USE OF PROCEEDS

         Unless otherwise stated in the applicable Prospectus Supplement, the Company will use the net proceeds from the sale of Debt Securities for general corporate purposes, including acquisitions, the reduction of short-term and long-term borrowing, repurchase of Company securities





    and for other business opportunities. Any specific allocation of the net proceeds of an offering of Debt Securities will be described in the applicable Prospectus Supplement. The precise amount and timing of sales of the Debt Securities will be dependent on the Company's capital requirements, market conditions and the availability and cost of other funds to the Company.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth the consolidated ratio of earnings to fixed charges for the Company for the periods indicated. For purposes of computing such ratio, earnings consist of income before (i) taxes, (ii) minority interests, (iii) extraordinary items, (iv) amortization of capitalized interest and (v) fixed charges (adjusted to exclude capitalized interest) and after adjustment for unremitted earnings of less than majority owned subsidiaries. Fixed charges consist of interest on all indebtedness, amortization and debt expense, discount and premium and a portion of rentals deemed to represent an interest factor.


                            Year Ended October 31
                            ---------------------

               1995      1994      1993      1992      1991
               ----      ----      ----      -----     -----

               6.29      10.90*    4.77      2.96      4.08

    * Ratio of 6.43 excluding gain on sale of Western Atlas International, Inc.


                         DESCRIPTION OF DEBT SECURITIES

         The Debt Securities are to be issued under an Indenture (the "Indenture"), dated as of _____________, 199___, between the Company and _____________________________, as Trustee (the "Trustee"). A copy of the Indenture is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Indenture do not purport to be complete, and are subject to and are qualified in their entirety by reference to all of the provisions of the Indenture,





    including the definitions of certain terms used therein. Wherever particular sections or defined terms of the Indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference in their entirety. Capitalized terms not defined herein shall have the meanings given to them in the Indenture. Further terms of the Debt Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement.


    General

         Debt Securities consisting of debentures, notes and other evidences of indebtedness ranking on a parity with all other unsecured and unsubordinated indebtedness of the Company may be issued from time to time in series under the Indenture. The Indenture does not limit the aggregate principal amount of Debt Securities or of any particular series of Debt Securities which may be issued thereunder.

         Reference is made to the applicable Prospectus Supplement for the following terms and other information with respect to the Debt
    Securities being offered hereby:  (i) the title of such Debt
    Securities; (ii) any limit on the aggregate principal amount of such Debt Securities; (iii) the date or dates (or manner of determining the same) on which such Debt Securities will mature; (iv) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the securities will be issued; (v) the rate or rates
    (or manner of determining the same) at which such Debt Securities will bear interest, if any, and the date or dates from which such interest will accrue; (vi) the dates (or manner of determining the same) on which such interest will be payable and the Regular Record Dates for such Interest Payment Dates; (vii) the place or places where the principal of and premium, if any, and interest, if any, on such Debt Securities will be payable; (viii) the obligation of the Company, if any, to redeem or purchase Debt Securities pursuant to any mandatory or optional sinking fund or analogous provisions; (ix) the date, if any, after which, and the price or prices at which, such Debt Securities are payable pursuant to any optional or mandatory redemption provisions;
    (x) the denominations in which such Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (xi) any "Events of Default" with respect to such Debt
    Securities in addition to those described herein; (xii) whether such





    Debt Securities are to be issued in whole or in part in the form of one or more global securities ("Global Securities") and, if so, the identity of the depositary, if any, for such Global Securities; and
    (xiii) the identity of any trustee, authenticating agent, paying agent or registrar with respect to such Debt Securities, if other than the Trustee; and (xiv) other specific terms of such Debt Securities.

         Unless otherwise indicated in the applicable Prospectus Supplement, principal of and premium, if any, and interest, if any, on the Debt Securities will be payable, and the transfer of the Debt Securities will be registrable, at the office or agency of the Trustee in _____________________, except that, at the option of the Company, interest may be paid by mailing a check to the person entitled thereto as it appears on the Security Register. (Section ______) No service charge will be made to any Holder for any transfer or exchange of Debt Securities, except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge which may be imposed in relation thereto. (Section ______)

         Some or all of the Debt Securities may be issued as discounted Debt Securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted Debt Securities will be described in the applicable Prospectus Supplement.

         There are no covenants or provisions contained in the Indenture which may afford Holders of Debt Securities protection in the event of a restructuring or other highly leveraged transaction involving the Company.


    Global Securities

         The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with or on behalf of a depositary located in the United States (a "Depositary") identified in the Prospectus Supplement relating to such series. (Sections ______ and ______)





    Book-Entry Debt Securities

         Unless otherwise indicated in the applicable Prospectus Supplement, Debt Securities which are to be represented by a Global Security to be deposited with or on behalf of a Depositary will be represented by a Global Security registered in the name of such Depositary or its nominee. Upon the issuance of a Global Security in registered form, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary or its nominee ("participants"). The accounts to be credited shall be designated by the underwriters or agents of such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in such Global Securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary or its nominee for such Global Security. Ownership of beneficial interests in Global Securities by persons that hold through participants will be shown on, and the transfer of such ownership interests within such participant will be effected only through records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a Global Security.

         So long as the Depositary for a Global Security in registered form, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture governing such Debt Securities. Except as set forth below, owners of beneficial interests in such Global Securities will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.





         Payment of principal of and premium, if any, and interest, if any, on Debt Securities registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner or holder of the Global Security representing such Debt Securities. None of the Company, the Trustee, any Paying Agent or the Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         The Company expects that the Depositary for Debt Securities of a particular series, upon receipt of any payment of principal of and premium, if any, and interest, if any, on a Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. However, the Company has no control over the practices of the Depositary or the participants and there can be no assurance that these practices will not be changed.

         A Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. If a Depositary for Debt Securities of a particular series is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue Debt Securities in definitive registered form in exchange for the Global Security or Securities representing such Debt Securities. In addition, the Company may at any time and in its sole discretion determine not to have any Debt Securities in definitive registered form in exchange for the Global Securities representing such Debt Securities. In any such instance, an owner of a beneficial





    interest in a Global Security will be entitled to physical delivery in definitive form of Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name. (Section _______)

    Restricted Subsidiaries

         The various restrictive provisions of the Indenture apply to the Company and its Restricted Subsidiaries. The term "Restricted Subsidiary" is defined under the Indenture to include any Subsidiary existing as of the date of the Indenture or any corporation that is the successor to such a Subsidiary; provided, however that the term "Restricted Subsidiary" shall not include any Subsidiary the primary business of which is to provide insurance to the Company and its affiliates. The term "Subsidiary" is defined under the Indenture to mean any corporation of which at least a majority of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of said corporation is at the time owned by the Company or by the Company and one or more Subsidiaries or by one or more Subsidiaries. (Section ________) As a result of the definitions of the terms "Restricted Subsidiary" and "Subsidiary" in the Indenture, the restrictive provisions of the Indenture will not apply to (i) any corporation coming into existence or acquired after the date of the Indenture or (ii) any partnership or other entity that is not organized as a corporation, in each case regardless of whether such corporation, partnership or other entity is controlled by the Company or whether the Company owns a majority of the outstanding capital stock of or other equity interests in such corporation, partnership or other entity. As of the date of this Prospectus, a material portion of the business of the Company is conducted through partnerships.

    Restrictions on Secured Debt

         The Indenture provides that the Company will not, and will not cause or permit a Restricted Subsidiary to, create, incur, assume or guarantee any Secured Debt unless the Debt Securities will be secured equally and ratably with (or prior to) such Secured Debt, with certain exceptions. The foregoing restrictions do not prohibit the creation, incurrence, assumption or guarantee of Secured Debt which is secured by
    (i) certain Security Interests to secure payment of the cost of acquisition, construction, development or improvement of property, (ii)





    Security Interests on property at the time of its acquisition by the Company or a Restricted Subsidiary, which Security Interests secure obligations assumed by the Company or a Restricted Subsidiary, or on the property of a corporation or other entity at the time it is merged into the Company or a Restricted Subsidiary (other than any Security Interests created in contemplation of the acquisition of such property or the consummation of such a merger), (iii) Security Interests arising from conditional sales agreements or title retention agreements with respect to property acquired by the Company or a Restricted Subsidiary and (iv) Security Interests securing Indebtedness of a Restricted Subsidiary owing to the Company or to another Restricted Subsidiary. Additionally, such permitted Secured Debt includes any extension, renewal or refunding, in whole or in part, of Secured Debt permitted at the time of the original incurrence thereof. (Section ________)

         In addition to the foregoing, the Company and its Restricted Subsidiaries may create, incur, assume or guarantee Secured Debt, without equally and ratably securing the Debt Securities, if immediately thereafter the sum of (i) the aggregate principal amount of all Secured Debt outstanding (excluding Secured Debt permitted under clauses (i) through (iv) of the immediately preceding paragraph) and
    (ii) all Attributable Debt (as hereinafter defined) in respect of Sale and Leaseback Transactions (as hereinafter defined) as of the date of determination would not exceed 10% of Consolidated Net Tangible Assets. (Section ___________)

         The term "Consolidated Net Tangible Assets" is defined under the Indenture to mean the total amount of assets which would be included on a consolidated balance sheet of the Company and its subsidiaries under generally accepted accounting principles (less applicable reserves and other properly deductible terms) after deducting therefrom: (i) all short-term liabilities, except for liabilities payable by their terms more than one year from the date of determination (or renewable or extendible at the option of the obligor for a period ending more than one year after such date) and liabilities in respect of retiree benefits other than pensions and postemployment benefits for which the Company is required to accrue pursuant to Statement of Financial Accounting Standards No. 106 and No. 112, respectively, and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount, unamortized expense incurred in the issuance of debt and other intangible assets. (Section _______) The term "Consolidated Net
    Tangible Assets" includes the assets of majority owned partnerships





    that do not constitute Restricted Subsidiaries. See "--Restricted Subsidiaries."

         The term "Secured Debt" is defined under the Indenture to include any indebtedness for borrowed money of, or upon which interest is payable by, the Company or any Restricted Subsidiary or any such indebtedness of others guaranteed by the Company or any Restricted Subsidiary which is secured by (i) a Security Interest in any property of the Company or any Restricted Subsidiary or (ii) a Security Interest in shares of stock owned by the Company or a Restricted Subsidiary in a corporation or in equity interests owned by the Company or a Restricted Subsidiary in a partnership or other entity not organized as a corporation or in the rights of the Company or a Restricted Subsidiary in respect of indebtedness for money borrowed by a corporation, partnership or other entity in which the Company or a Restricted Subsidiary has an equity interest. The securing in the foregoing manner of any such indebtedness which immediately prior thereto was not Secured Debt shall be deemed to be the creation of Secured Debt at the time security is given.

    Restrictions on Sale and Leaseback Transactions

         The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction, unless (i) the Company or such Restricted Subsidiary would be entitled to incur Secured Debt permitted by the Indenture (other than by reason of provisions described in clauses (i) through (iv) of the first paragraph under "--Restrictions on Secured Debt") in an amount equal to the Attributable Debt in respect of such Sale and Leaseback Transaction without equally and ratably securing the Debt Securities or (ii) notice is promptly given to the Trustee of the Sale and Leaseback Transaction, fair value is received by the Company or a Restricted Subsidiary for the property sold (as determined in good faith pursuant to a Board Resolution delivered to the Trustee) and the Company or a Restricted Subsidiary applies or commits to apply an amount equal to the net proceeds of the property sold pursuant to the Sale and Leaseback Transaction to the redemption of Debt Securities of any series or the retirement of other Funded Debt of the Company or any Restricted Subsidiary not subordinate or junior in right of payment to the Debt Securities. In lieu of applying all or any part of such amount to the redemption of Debt Securities or the retirement of Funded Debt, the Company may deliver Debt Securities to the Trustee for





    cancellation and thereby reduce the amount to be applied to the redemption of Debt Securities or retirement of Funded Debt by an amount equal to the aggregate principal amount of Debt Securities delivered. (Section _________)

         The term "Attributable Debt" is defined under the Indenture to mean, in respect of a Sale and Leaseback Transaction, the present value (discounted at the weighted average effective interest cost per annum of the outstanding Debt Securities, of all series, compounded semi-annually) of the obligation of the lessee for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended or, if earlier, until the earliest date on which the lessee may terminate such lease upon payment of a penalty (in which case the obligation of the lessee for rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water and utility rates and similar charges. (Section _________)

         The term "Sale and Leaseback Transaction" is defined under the Indenture to include a sale or transfer made by the Company or a Restricted Subsidiary (except a sale or transfer made to the Company or another Restricted Subsidiary) of any property if such sale or transfer is made with the intention of leasing such property to the Company or a Restricted Subsidiary, except (i) a lease for a period not exceeding 60 months and (ii) a lease that secures or relates to certain governmental obligations issued in connection with the financing of the cost of construction or acquisition of such property. (Section ________)

    Restrictions on Mergers, Consolidations and Transfers of Assets

         The Indenture provides that the Company will not consolidate or merge into or sell, assign, transfer or lease all or substantially all of its assets to another person unless (i) the person is a corporation organized under the laws of the United States of America or any state thereof, (ii) the person assumes by supplemental indenture all the obligations of the Company relating to the Debt Securities and the Indenture and (iii) immediately after the transactions no Default exists. Upon any such consolidation, merger, sale, assignment or transfer, the successor corporation will be substituted for the Company under the Indenture. The successor corporation may then exercise every





    power and right of the Company under the Indenture, and the Company will be released from all of its liabilities and obligations in respect of the Debt Securities and the Indenture. In the event the Company leases all or substantially all of its assets, the lessee corporation will be the successor to the Company and may exercise every power and right of the Company under the Indenture, but the Company will not be released from its obligations to pay the principal of and premium, if any, and interest, if any, on the Debt Securities. (Section _______)

    Amendments of the Indenture

         Amendments of the Indenture or the Debt Securities of any series may be made by the Company and the Trustee without the consent of the Holders of such Debt Securities (i) to cure any ambiguity, defect or inconsistency or to make such provisions with respect to matters or questions arising under the Indenture as may be necessary or desirable and not inconsistent with the Indenture or with any indenture supplemental thereto or any Board Resolution establishing any series of Debt Securities, provided that such amendment does not adversely affect the rights of the Holders thereof, (ii) to comply with the merger or sale of assets provision in the Indenture, (iii) to add additional covenants, (iv) to establish the form or terms of Debt Securities of any additional series, (v) to provide for the acceptance of appointment of a successor Trustee or (vi) to provide for the issuance of Debt Securities with interest coupons with respect to any such series or
    (vii) to provide for the exchange of Global Securities for Debt Securities issued in definitive form and to make all appropriate changes for such purpose. (Section ________)

         Amendments of the Indenture affecting the Debt Securities of any series or amendments of the Debt Securities themselves of such series may be made by the Company and the Trustee with the consent of the Holders of 66 2/3% in aggregate principal amount of the Debt Securities of such series, provided that, without the consent of each Holder affected, no such amendment shall be made which will (i) reduce the percentage in principal amount of the Debt Securities whose Holders must consent to an amendment, (ii) reduce the rate of or change the time for payment of interest on any Debt Security, (iii) reduce the principal of, change the Stated Maturity of, reduce the amount payable on redemption of or alter the requirements with respect to the mandatory redemption, if any, of any Debt Security, (iv) make any Debt Security payable in money other than that stated in such Debt Security





    or (v) make any change in the Indenture provisions with respect to waiver of existing Defaults, rights of Holders to receive payment and to bring suit for the enforcement of such rights, or the requirement of obtaining the written consent of each affected Holder to certain amendments of the Indenture or any Debt Security. (Section ________)


    Events of Default

         An "Event of Default" with respect to any series of Debt Securities is defined under the Indenture to include: (i) failure for 30 days to pay any interest on any Debt Security of such series when due, (ii) failure to pay the principal of any Debt Security of such series when due, (iii) failure for 90 days after receipt of notice to perform any other agreement of the Company with respect to Debt Securities of such series or the Indenture for the benefit of Debt Securities of such series, (iv) a default under any bond, indenture, note or other evidence of indebtedness for money borrowed by the Company or a Restricted Subsidiary or under any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any such indebtedness with a principal amount then outstanding in excess of $25,000,000, which default shall constitute a failure to pay any portion of the principal of such indebtedness when due or shall result in the acceleration of such indebtedness, (v) certain events of bankruptcy, insolvency or reorganization of the Company or a Material Subsidiary and (vi) any other event established as an event of default in accordance with the Indenture with respect to Debt Securities of such series. (Section __________)

         The term "Material Subsidiary" is defined under the Indenture to mean any consolidated subsidiary of the Company (whether a corporation or a partnership or other entity not organized as a corporation) if such consolidated subsidiary would be deemed as of the date of determination a "significant subsidiary" under the rules of the Securities and Exchange Commission. (Section _______)

         The Indenture provides that the Trustee will, within 90 days after the occurrence of a Default in respect of any series of Debt
    Securities, give to the Holders of the Debt Securities of such series notice of all uncured and unwaived Defaults known to it; provided, however, that, except in the case of a Default in the payment of the





    principal of or any interest on any of the Debt Securities of such series, such Trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the Holders of the Debt Securities of such series. (Section _________)

         If an Event of Default shall occur and be continuing with respect to any series of Debt Securities, the Trustee may proceed to protect and enforce its rights and those of the Holders of Debt Securities of such series. (Section _________) If any Event of Default shall occur and be continuing with respect to any series of Debt Securities, either the Trustee or the Holders of at least 25% in principal amount of the Debt Securities of such series may declare the principal of and accrued interest on all the Debt Securities of such series to be due and payable. The Holders of a majority in principal amount of the Debt Securities of such series may rescind an acceleration and its consequences, but only if all existing Events of Default with respect to the Debt Securities of such series have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration. (Section _________) The Holders of a majority in principal amount outstanding of the Debt Securities of such series may direct the Trustee as to the time, method and place of pursuing any remedy available to it or exercising any trust or power conferred on it with respect to the Debt Securities of such series and may waive any existing Default with respect to the Debt Securities of such series, except a Default in the payment of principal of or interest on any Debt Security of such series. (Sections _________ and _________)

         The Company is required to furnish to the Trustee annually a statement as to the absence of a Default. (Section ________)

    Defeasance of the Indenture and Debt Securities

         The Company may at any time satisfy its obligations with respect to payments of principal of and premium, if any, and interest, if any, on the Debt Securities of any series by irrevocably depositing in trust with the Trustee money or U.S. Government Obligations or a combination thereof sufficient to make such payments when due without reinvestment thereof. If such a deposit is sufficient to make all payments of (i) interest, if any, on the Debt Securities of such series prior to and on their redemption or maturity, as the case may be, and (ii) principal of and premium, if any, on the Debt Securities of such series when due upon redemption or at Stated Maturity, as the case may be, then all the





    obligations of the Company with respect to the Debt Securities of such series and the Indenture insofar as it relates to the Debt Securities of such series will be satisfied and discharged (except as otherwise provided in the Indenture). In the event of any such defeasance, Holders of the Debt Securities of such series would be able to look only to such trust fund for payment of principal of and premium, if any, and interest, if any, on the Debt Securities of such series until Stated Maturity or redemption. (Sections ________, _________ and ________)

         Such a Trust may only be established if, among other things, (i) the Company has obtained an opinion of legal counsel (which may be based on a ruling from, or published by, the Internal Revenue Service) to the effect that Holders of the Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred and (ii) at that time, with respect to any series of Debt Securities then listed on The New York Stock Exchange, the rules of The New York Stock Exchange do not prohibit such deposit with the Trustee. (Section _________)

    Annual Reports by the Trustee

         To the extent required by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), the Trustee shall, within 60 days after May 15 in each year, furnish to each Holder of Debt Securities an annual report that complies with Section 313 of the Trust Indenture Act. (Section _________) The Indenture does not require that the Company or the Trustee furnish any other reports, documents or information to the Holders of Debt Securities.

    Notices and Communications

         Notices or communications to Holders of Debt Securities will be given by first-class mail to the addresses of such Holders as they appear in the Security Register. (Section ________)

         Holders of Debt Securities may communicate with other Holders with respect to their rights under the Indenture or the Debt Securities pursuant to the provisions of Section 312(b) of the Trust Indenture Act





    which require a trustee to provide security holders access to information regarding the addresses of other security holders in certain situations. (Section _________)

    Governing Law

         The Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of Texas. (Section ________)

    Information Concerning the Trustee

         The Trustee under the Indenture is _______________________. The Company maintains/does not maintain deposit accounts and banking relations with _________________________.




                              PLAN OF DISTRIBUTION

         The Company may sell the Debt Securities being offered hereby:
    (i) directly to purchasers, (ii) through agents, (iii) through under-writers, (iv) through dealers, or (v) through a combination of any such methods of sale.

         The distribution of the Debt Securities may be effected from time to time in one or more transactions either (i) at a fixed price or prices, which may be changed, (ii) at market prices prevailing at the time of sale; (iii) at prices related to such prevailing market prices; or (iv) at negotiated prices.

         Offers to purchase Debt Securities may be solicited directly by the Company or by agents designated by the Company from time to time.
    Any such agent, which may be deemed to be an underwriter, as that term is defined in the Securities Act, involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement or the Pricing Supplement.
    Unless otherwise indicated in the Prospectus Supplement or the Pricing Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Agents may be customers of, engaged in





    transactions with, or perform services for, the Company in the ordinary course of business.

         If an underwriter or underwriters are utilized in the sale, the Company will execute an underwriting agreement with such underwriter or underwriters at the time of sale to them and the names of the under-writers and the terms of the transactions will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Debt Securities.

         If a dealer is utilized in the sale of the Debt Securities in respect of which this Prospectus is delivered, the Company will sell such Debt Securities to the dealer, as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale.

         Underwriters, dealers, agents, and other persons may be entitled, under agreements which may be entered into with the Company, to indemnification against, or contribution with respect to, certain civil liabilities, including liabilities under the Securities Act.

         Underwriters and agents may engage in transactions with, or perform services for, the Company in the ordinary course of business.

                                 LEGAL MATTERS

         The validity of the Debt Securities offered hereby will be passed upon by Rebecca R. Morris, Vice President - Corporate Counsel and Secretary of the Company (who owns 9,200 shares of the Company's Common Stock). Certain legal matters in connection with the offering of the Debt Securities will be passed upon for the underwriter or underwriters, if any, by __________________________________.

                                    EXPERTS

         The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Dresser Industries, Inc. and its subsidiaries for the year ended October 31, 1995 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.





                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

    Item 14. Other Expenses of Issuance and Distribution

         The following is a statement of the estimated expenses incurred by the Company in connection with the issuance and distribution of the securities being registered pursuant to this Registration Statement, other than any applicable underwriting discounts.

                                                        Amount
                                                     -----------
         Securities and Exchange Commission
            Registration Fee                         $137,931.03
         Trustee Fees and Expenses                        *
         Printing and Engraving Expenses                  *
         Legal Fees and Expenses                          *
         Accounting Fees and Expenses                     *
         Transfer Agent and Registrar Fees and
            Expenses                                      *
         Blue Sky Fees and Expenses (including
            legal fees and expenses)                      *
         Miscellaneous                                    *
                                                     -----------
          Total                                           *
                                                     -----------
                                                     -----------

         _________________
         *Total to be supplied by amendment


    Item 15. Indemnification of Directors and Officers

         Pursuant to Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation,





    partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In an action by or in the right of the Company, a corpora-tion may indemnify any such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corpora-tion, except that no indemnification shall be made in respect of any claim or issue as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, which the court shall deem proper. Indemnification, unless ordered by the court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of such person is proper in the circumstances because he has met the applicable standard of conduct. Such determination is made (1) by the board of directors by a majority vote of a quorum consisting of disinterested directors, or (2) by independent legal counsel in a written opinion, or (3) by the stockholders. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such matter, Section 145 requires that the corporation indemnify him against expenses actually and reasonably incurred by him in his defense. Further, expenses may be paid by the corporation in advance of final disposition of the matter upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified. Such indemnification and advancement of expenses is not deemed exclusive of any other right to which a director or officer might be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. Section 145 also empowers a corporation to purchase and maintain insurance on behalf of any person who might be indemnified thereunder whether or not the corporation would have the power to indemnify him against such liability under such Section.





         The Company's Restated Certificate of Incorporation, as amended, provides for indemnification of certain persons including directors and officers to the fullest extent permitted under Section 145 of the Delaware General Corporation Law.

         Insurance is maintained by the Company covering certain expenses, liability or losses which may be incurred by reason of his being a director or officer of the Company or a subsidiary corporation, partnership, joint venture, trust or other enterprise.

    Item 16. Exhibits

         The Exhibits are listed in the Exhibit Index immediately preceding the Exhibits.

    Item 17. Undertakings

         (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in





             periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes that: (1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.





         (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

         (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed by the Securities Act and will be governed by the final adjudication of such issue.





                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, that the security rating requirement will be met by the time of effectiveness of this registration statement, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on February 28, 1996.

                                DRESSER INDUSTRIES, INC.


                                By:  /s/ George H. Juetten
                                     George H. Juetten,
                                     Vice President - Controller

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on February 28, 1996.

               SIGNATURE                              TITLE

    *WILLIAM E. BRADFORD                 Chief Executive Officer and
    (William E. Bradford, Director)      Director (Principal Executive
                                         Officer)

    /s/ George H. Juetten                Vice President - Controller
    (George H. Juetten)                  (Principal Accounting  Officer)

    *B. D. ST. JOHN                      Vice Chairman of the Board and
    (B. D. St. John, Director)           Director
                                         (Principal Financial Officer)

                                         *J. LANDIS MARTIN
    (Samuel B. Casey, Jr.,               (J. Landis Martin, Director)
    Director)
                                         *JOHN J. MURPHY
    *LAWRENCE S. EAGLEBURGER             (John J. Murphy, Chairman of
    (Lawrence S. Eagleburger,            the Board and Director)
    Director)
                                         *LIONEL H. OLMER





                                         (Lionel H. Olmer, Director)
    (Sylvia A. Earle, Ph.D.,
    Director)                            *JAY A. PRECOURT
                                         (Jay A. Precourt, Director)
    *RAWLES FULGHAM
    (Rawles Fulgham, Director)
                                         (Richard W. Vieser, Director)
    *JOHN A. GAVIN
    (John A. Gavin, Director)

    *RAY L. HUNT
    (Ray L. Hunt, Director)


    *By:/s/Alice A. Hinds
        Alice A. Hinds
        (Attorney-In-Fact)





                               INDEX TO EXHIBITS



    Exhibit                   Description               Sequentially
    No.                                                 Numbered Page

     *4          Form of Indenture.

     *5          Form of opinion of Rebecca R. Morris
                 as to the legality of the securities
                 being registered.

     12          Statement of computation of ratio of
                 earnings to fixed charges.

     *24.1       Consent of Rebecca R. Morris is
                 contained in her opinion attached as
                 Exhibit 5.

     24.2        Consent of Price Waterhouse LLP.

     25          Powers of Attorney.
                 Powers of Attorneys for Messrs.
                 Bradford, Eagleburger, Fulgham,
                 Gavin, Hunt, Martin, Murphy, Olmer,
                 Precourt and St. John.

     *26         Statement as to Eligibility of the
                 Trustee under the Trust Indenture
                 Act of 1939 on Form T-1.  +

    _________________________

     *   To be filed by amendment.
     +   Bound separately as permitted by Item 601(b)(2) of Regulation S-K.